 Exhibit 2

Alan R. Longstreet
H.B. Fuller Company
July 21, 2003

FORM 4 - AMOUNT OF SECURITIES OWNED AT END OF PERIOD

Table I:

Direct Ownership                        10461 Shares
                                        Includes Shares acquired pursuant to a
                                        dividend reinvestment feature of the H.B.
                                        Fuller Company Stock Incentive Plan.

Indirect Ownership                7568.16 Shares                By 401(k) Plan

Table II:

Common Stock Units                9991.89 Units
                                        Includes units acquired pursuant to a dividend                                                 reinvestment feature of the H.B. Fuller Company                                         Stock Incentive Plan. These units convert into                                         shares of common stock on a 1-for-1 basis.

Employee Stock Option                 19842 Shares @ $21.50/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 2, 1999
                                        expiring on December 2, 2008

Employee Stock Option                14170 Shares @ $27.375/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 1, 2000
                                        expiring December 1, 2009

Employee Stock Option                25974 Shares @ $18.625/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 7, 2001
                                        expiring on December 7, 2010

Employee Stock Option                15369 Shares @ $25.95/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 January 17, 2003
                                        expiring on January 17, 2012

Employee Stock Option                14045 Shares @ $27.90/share
(Right-to-Buy)                        vests in 4 equal installments beginning on                                                 December 9, 2003
                                        expiring on December 9, 2012